UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

HUMAN GENOME SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14169	22-3178468
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland		20850-7464
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Human Genome Sciences, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of July 16, 2012 (the “Merger Agreement”) with GlaxoSmithKline plc, a public limited company organized under the laws of England and Wales (“Parent”), and H. Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to cause Merger Sub to amend its May 10, 2012 offer (such offer, as amended prior to the execution of the Merger Agreement, the “Initial Offer”) to purchase all of the outstanding shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), to (1) increase the purchase price from $13.00 to $14.25 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and subject to applicable withholding taxes and (2) make such other amendments to reflect the execution, terms and other conditions of the Merger Agreement (the Initial Offer, as amended pursuant to the Merger Agreement, the “Offer”). The Merger Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of the Company.

The Merger Agreement provides that the Initial Offer will be amended within five business days after the date of the Merger Agreement, and will remain open for at least 10 business days (including the day on which the Initial Offer is amended). Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by Parent, Merger Sub and the Company or any of the Company’s subsidiaries) will be canceled and converted into the right to receive the Offer Price in cash (without interest and subject to applicable withholding taxes). If Merger Sub holds 90% or more of the outstanding Shares immediately prior to the Merger, it may effect the Merger as a short-form merger pursuant to Delaware General Corporation Law. Otherwise, the Company may hold a special stockholders’ meeting to obtain stockholder approval of the Merger.

Subject to the terms and conditions of the Merger Agreement, the Company has granted Merger Sub an irrevocable one-time option (the “Top-Up Option”) to purchase an aggregate number of newly issued Shares that, when added to the number of Shares owned by Parent and Merger Sub at the time of such exercise, constitutes one Share more than 90% of the Shares then outstanding immediately after the issuance of the Top-Up Option Shares on a fully diluted basis, subject to there being no legal restraint and sufficient authorized Shares available for issuance. The Top-Up Option is exercisable only after Shares have been accepted for payment pursuant to the Offer.

Completion of the Offer is subject to customary conditions, including that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the number of Shares already owned by Parent, a majority of the Shares outstanding (determined on a fully diluted basis).

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s board of directors. The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances involving competing transactions or a change in the Company’s board of directors’ recommendation, the Company may be required to pay Parent a termination fee of $115 million.

The Merger Agreement is attached to this Current Report on Form 8-K to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company or Parent in the Company’s or Parent’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or Parent. The representations and warranties have been negotiated with the principal purpose of (i) establishing the circumstances under which Merger Sub may have the right not to consummate the Offer, or Parent or the Company may have the right to terminate the Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated herein by reference.

The foregoing description of the Offer, Merger, and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this report by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On July 16, 2012, prior to the execution of the Merger Agreement, the Board approved an amendment (the “Rights Amendment”) to the Rights Agreement, dated as of May 16, 2012, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”). The Rights Amendment renders the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby, including the Offer, Merger and Top-Up Option (as such terms are defined in the Merger Agreement). Specifically, the Rights Amendment, among other matters, provides that none of (i) the approval, execution, delivery, performance or public announcement of the Merger Agreement (including any amendments or supplements thereto), (ii) the consummation or public announcement of the Offer, Merger or Top-Up Option or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement will result in either Parent or Merger Sub being deemed an Acquiring Person (as such term is defined in the Rights Agreement) or give rise to any event that would result in the occurrence of a Stock Acquisition Date, a Flip-in Date, a Flip-over Transaction or Event, or a Separation Time (as those terms are defined in the Rights Agreement). The Rights Amendment also provides that the Rights (as defined in the Rights Agreement) shall expire upon the Effective Time (as defined in the Merger Agreement) if the Rights Agreement has not otherwise terminated.

The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this report by reference.

Item 8.01.	Other Events.

On July 16, 2012, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Current Report on Form 8-K, announcing the execution of the Merger Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This announcement includes statements that are forward-looking. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this announcement, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

Some important factors that could cause our actual results to differ from our expectations in these forward-looking statements include: our lack of commercial experience and dependence on the sales growth of BENLYSTA; any failure to commercialize BENLYSTA successfully; the occurrence of adverse safety events with our products; changes in the availability of reimbursement for BENLYSTA; the inherent uncertainty of the timing, success of, and expense associated with, research, development, regulatory approval and commercialization of our pipeline products, including darapladib and albiglutide, and new indications for existing products; uncertainty as to the future success of darapladib and GSK’s ability to develop and commercialize darapladib; substantial competition in our industry, including from branded and generic products; the highly regulated nature of our business; uncertainty regarding our intellectual property rights and those of others; the ability to manufacture at appropriate scale, and in compliance with regulatory requirements, to meet market demand for our products; our substantial indebtedness and lease obligations; our dependence on collaborations over which we may not always have full control; foreign exchange rate valuations and fluctuations; the impact of our acquisitions and strategic transactions; changes in the health care industry in the U.S. and other countries, including government laws and regulations relating to sales and promotion, reimbursement and pricing generally; significant litigation adverse to the Company, including product liability and patent infringement claims; our ability to attract and retain key personnel; increased scrutiny of the health care industry by government agencies and state attorneys general resulting in investigations and prosecutions; risks and uncertainties associated with the timing of the Offer and Merger; uncertainties as to how many of HGS’ stockholders will tender their stock in the Offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; and the outcome of any litigation related to the Offer or any other offer or proposal.

The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

This Current Report on Form 8-K does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the amended tender offer by GlaxoSmithKline plc, through its wholly owned subsidiary, H. Acquisition Corp., HGS will file an amendment to its solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF HGS ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of these documents free of charge at the SEC’s website at www.sec.gov. HGS also will provide a copy of these materials without charge on its website at www.hgsi.com., or stockholders may call HGS’ Information Agent, Innisfree M&A Incorporated, toll-free at 877-717-3926.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of July 16, 2012, among Human Genome Sciences, Inc., GlaxoSmithKline plc and H. Acquisition Corp.*

4.1	Amendment No. 1 to Rights Agreement, dated as of July 16, 2012, between Human Genome Sciences, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release, dated July 16, 2012.

*	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.

By:	/s/ James H. Davis, Ph.D.
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: July 16, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 16, 2012, among Human Genome Sciences, Inc., GlaxoSmithKline plc and H. Acquisition Corp.*

4.1	Amendment No. 1 to Rights Agreement, dated as of July 16, 2012, between Human Genome Sciences, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release, dated July 16, 2012.
*	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request.